SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2017

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

Settlement of Roy Meadows Litigation

On October 6, 2017, we entered into agreements which settle in full our pending litigation with Roy Meadows, “Rocky Mountain High Brands, Inc. v. Roy Meadows, David Meadows et al, Case No. 2016-CA-000958-15-W”, which has been pending in the Eighteenth Judicial Circuit Court for Seminole County, Florida. As more fully set forth our Release and Settlement Agreement with Mr. Meadows, the key points of the settlement are as follows:

•	Mr. Meadows holds a promissory note dated March 25, 2015 with a principal balance of $1,107,606 and accrued interest, per our books as of October 6, 2017, of $280,253 (the “First Meadows Note). GHS Investments, LLC (“GHS”) has agreed to purchase the $1,107,606 principal balance due and owing under the First Meadows Note from Mr. Meadows for a cash payment in the amount of $1,000,000. Mr. Meadows’ rights under the First Meadows Note with regard to the $1,107,606 principal balance, together with his security interest granted thereunder, are assigned to GHS.

•	$20,000 of the $280,253 in accrued interest due and owing under the First Meadows Note will be converted by Mr. Meadows to 20,000,000 shares of our common stock (the “Meadows Conversion Shares”).

•	All remaining accrued interest due under the First Meadows Note is released.

•	A second promissory note held by Mr. Meadows dated October 13, 2015 (the “Second Meadows Note”) in the principal amount of up to $500,000.00 is released by Mr. Meadows.

•	Mr. Meadows holds two outstanding warrants to purchase 41,454,851 and 13,166,064 shares of our common stock, respectively (the “Meadows Warrants”). Immediately upon the legal effectiveness of the pending amendment to our Articles of Incorporation to increase our authorized common stock to 4,000,000,000 shares, the Meadows Warrants shall be exchanged for 25,000,000 shares of our common stock (the “Meadows Warrant Exchange Shares”). As described in our Information Statement on Schedule 14C filed October 2, 2017, the articles amendment is expected to effective on or about October 30, 2017.

•	All claims and causes of action between us and Mr. Meadows are released, effective upon delivery of all consideration to Mr. Meadows called for under the Release and Settlement Agreement. Upon such effectiveness, the parties will file an appropriate stipulation for dismissal of any and all litigation by and between the Registrant and Mr. Meadows.

•	In the litigation with Mr. Meadows, we had asserted that, under an Exchange Agreement dated November 3, 2015 (the “Exchange Agreement”), the First Meadows Note was exchanged for shares of our Series C Preferred Stock. Mr. Meadows has asserted that the Exchange Agreement was breached and of no legal effect. As recited in the Release and Settlement Agreement with Mr. Meadows, we affirm that the Exchange Agreement is null and void. Further, we affirm that Mr. Meadows is not, and never has been, an “affiliate” of the company within the meaning of Rule 144(a)(1) or otherwise, and that he is not and has never been an owner of 10% or more of any class of our capital stock.

•	Mr. Meadows’ resale of the Meadows Conversion Shares and the Meadows Warrant Exchange Shares is subject to the following leak-out provisions:

o	Stock price at or above $0.06 per share. There shall be no restrictions for any sales of the shares at or above a price of $0.06 per share.

o	Stock price below $0.06 per share. With respect to any sales of the shares at a price below $0.06 per share, any such sales during each trading day shall be limited to no more than 10% of the aggregate volume of our common stock in the immediately preceding trading day.

Settlement of Donna Rayburn Litigation

Separately, also on October 6, 2017, we entered into a Release and Settlement Agreement with Donna Rayburn, an individual who was, at one time, a party to the litigation involving Mr. Meadows. Mrs. Rayburn held a promissory note in the principal amount of $165,000 dated February 2, 2015 (the “Rayburn Note”), under which we have repaid $197,773.95. In addition, Mrs. Rayburn holds a warrant to purchase 10,000,000 shares of our common stock. Mrs. Rayburn has asserted claims for additional payment under the Rayburn Note and has asserted claims for the issuance of additional warrants. Effective immediately, these claims, and all claims and causes of action between us and Mrs. Rayburn, are released. The security interest granted to Mrs. Rayburn under the Rayburn Note will also be terminated.

Take-out Financing by GHS Investments, LLC

Concurrently with its acquisition of the $1,107,606 principal balance due and owing under the First Meadows Note, GHS exchanged that obligation for a Secured Promissory Note in the amount of $1,107,606 issued by us October 6, 2016 (the “GHS Exchange Note”). The GHS Exchange Note is due nine (9) months from the date of issue, bears interest at an annual rate of ten percent (10%), and is secured by all of our assets. In the event of our default, the GHS Exchange Note will bear interest at an annual rate of 20%. The GHS Exchange Note is convertible to our common stock at a thirty-seven and a half percent (37.5%) discount from the lowest trading price for our common stock during the twenty (20) trading days immediately preceding a conversion date. Conversions are limited, however, so that no conversion may be made to the extent that, following a conversion, the beneficial ownership of GHS and its affiliates would be more than 4.99% of our outstanding shares of common stock. The conversion limitation may, in the event of our default, be increased to 9.99% at the option of GHS. The GHS Exchange Note may be prepaid, with pre-payment penalties, accordance with the following schedule: (i) if within 60 calendar days from issue, 125% of all outstanding principal and interest due; (ii) if after 60 calendar days and within 120 days from issue, 130% of all outstanding principal and interest due; (iii) if between 121 and 180 days from issue, 135% of all outstanding amounts due.

The foregoing descriptions of the GHS Exchange Note, as well as the Release and Settlement Agreements with Mr. Meadows and Ms. Rayburn, are not complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits to this Form 8-K and are incorporated by reference herein.

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SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

As described above, we have issued (or agreed to issue) a total of 45,000,000 shares of common stock to Mr. Meadows upon the conversion or exchange, as applicable, of other securities currently held by him. Our issuance to Mr. Meadows of the Meadows Conversion Shares and the Meadows Warrant Exchange Shares, as described above, was exempt under Rule 506 of Regulation D. Mr. Meadows is an accredited investor and we engaged in no general solicitation or advertising regarding the shares.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Release and Settlement Agreement with Roy Meadows
10.2	Release and Settlement Agreement with Donna Rayburn
10.3	Secured Promissory Note with GHS Investments, LLC ($1,107,606)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: October 12, 2017

By: /s/ Michael R. Welch

Michael R. Welch

President and Chief Executive Officer

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